                                                                     Exhibit 4




THIS WARRANT AND THE SHARES ISSUABLE UPON THE EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. EXCEPT AS OTHERWISE SET FORTH HEREIN, NEITHER THIS WARRANT NOR ANY OF SUCH SHARES MAY BE SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH SECURITIES UNDER SAID ACT OR, AN OPINION OF COUNSEL, IN FORM, SUBSTANCE AND SCOPE, CUSTOMARY FOR OPINIONS OF COUNSEL IN COMPARABLE TRANSACTIONS, THAT REGISTRATION IS NOT REQUIRED UNDER SUCH ACT.

Dated:   September 23, 1999

                                DBT ONLINE, INC.

                         COMMON STOCK PURCHASE WARRANT


         DBT Online, Inc., a Pennsylvania corporation (the "Company") hereby certifies that, for value received, West Publishing Company or its registered assigns (the "Holder"), is entitled to purchase from the Company at any time or from time to time during the period specified in Paragraph 2 hereof, Three Hundred Twenty-Nine Thousand One Hundred Seventy-Two (329,172) fully paid and nonassessable shares of the Company's Common Stock, par value $.10 per share (the "Common Stock"), at an exercise price of $52.50 per share (the "Exercise Price"). The term "Warrant Shares," as used herein, refers to the shares of Common Stock purchasable hereunder and any Common Stock issued with respect to such Common Stock by way of stock dividend or other distribution or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization or otherwise. The Warrant Shares and the Exercise Price are subject to adjustment as provided in Paragraph 4 hereof.

         This Warrant is subject to the following terms, provisions, and conditions:

1. MANNER OF EXERCISE; PAYMENT FOR SHARES; ISSUANCE OF CERTIFICATES. Subject to the provisions hereof, this Warrant may be exercised by the Holder hereof, in whole or in part, by the surrender of this Warrant, together with a completed exercise agreement in the form attached hereto (the "Exercise Agreement"), to the Company during normal business hours on any business day at the Company's principal executive offices (or such other office or agency of the Company as it may designate by notice to the Holder hereof), and upon payment to the Company in cash, by certified or official bank check or by wire transfer for the account of the Company, of the Exercise Price for the Warrant Shares specified in the Exercise Agreement. The Warrant Shares so purchased shall be deemed to be issued to the Holder hereof or such Holder's designee, as the record owner of such shares, as of the close of business on the date on which this Warrant shall have been surrendered, the completed Exercise Agreement shall have been delivered, and payment shall have been made for such shares as set forth above. Certificates for the Warrant Shares so purchased, representing the aggregate number of shares specified in the Exercise Agreement, shall be delivered to the Holder hereof within a reasonable time, not exceeding two (2) business days, after this Warrant shall have been so exercised. The certificates so delivered shall be in such denominations as may be requested by the Holder hereof and shall be registered in the name of such Holder or such other name as shall be designated by such Holder. If this Warrant shall have been exercised only in part, then, unless this Warrant has expired, the Company shall, at its expense, at the time of delivery of such certificates, deliver to the Holder a new Warrant representing the number of shares with respect to which this Warrant shall not then have been exercised.

2. PERIOD OF EXERCISE. This Warrant is exercisable at any time or from time to time, during the period commencing on September 23, 1999 (the "Issue Date"), and ending on 5:00 p.m., New York City time on March 23, 2001 (the "Exercise Period"). Upon the expiration of the Exercise Period, this Warrant shall be of no further force and effect and all rights of the Holder of this Warrant shall terminate immediately.

3. CERTAIN AGREEMENTS OF THE COMPANY. The Company hereby covenants and agrees as follows:

         A. VALID AND BINDING OBLIGATION. This Warrant has been duly authorized by all necessary corporate action on the part of the Company and constitutes a valid and binding obligation of the Company.

         B. SHARES TO BE FULLY PAID. All Warrant Shares will, upon issuance in accordance with the terms of this Warrant, be validly issued, fully paid, and nonassessable and free from all taxes, liens, and charges with respect to the issue thereof.

         C. RESERVATION OF SHARES. During the Exercise Period, the Company shall at all times have authorized, and reserved for the purpose of issuance upon exercise of this Warrant, a sufficient number of shares of Common Stock to provide for the exercise of this Warrant.

         D. LISTING. The Company shall promptly secure the listing of the shares of Common Stock issuable upon exercise of the Warrant upon each national securities exchange or automated quotation system, if any, upon which shares of Common Stock are then listed (subject to official notice of issuance upon exercise of this Warrant) and shall maintain, so long as any other shares of Common Stock shall be so listed, such listing of all shares of Common Stock from time to time issuable upon the exercise of this Warrant; and the Company shall so list on each national securities exchange or automated quotation system, as the case may be, and shall maintain such listing of, any other shares of capital stock of the Company issuable upon the exercise of this Warrant if and so long as any shares of the same class shall be listed on such national securities exchange or automated quotation system.

         E. PAYMENT OF TAXES. The Company shall pay all documentary stamp taxes, if any, attributable to the initial issuance of the shares of Common Stock upon exercise of this Warrant, provided that the Company shall not be required to pay any tax or taxes which may be payable with respect to any secondary transfer of a Warrant or the shares of Common Stock issued upon exercise of any Warrant, and in such case the Company shall not be required to issue or deliver any certificates for shares of Common Stock, until the person requesting the same has paid to the Company the amount of such tax or has established to the Company's reasonable satisfaction that such tax has been paid or that no such tax is due.

         F. SUCCESSORS AND ASSIGNS. This Warrant will be binding upon any entity succeeding to the Company by merger, consolidation, or acquisition of all or substantially all of the Company's assets.

4. CERTAIN ADJUSTMENTS. During the Exercise Period, the Exercise Price and the number of Warrant Shares shall be subject to adjustment from time to time as provided in this Paragraph 4.

         A. SUBDIVISION OR COMBINATION OF COMMON STOCK. If the Company at any time (i) subdivides (by stock split, stock dividend, recapitalization, reorganization, reclassification or otherwise) the shares of Common Stock acquirable hereunder into a greater number of shares, or (ii) combines (by reverse stock split, recapitalization, reorganization, reclassification or otherwise) the shares of Common Stock acquirable hereunder into a smaller number of shares, then, after the date of record for effecting such subdivision or combination, the Exercise Price in effect immediately prior to such subdivision or combination shall be adjusted by multiplying such Exercise Price by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately before such event, and the denominator of which is the number of shares of Common Stock outstanding immediately after such event.

         B. ADJUSTMENT IN NUMBER OF SHARES. Upon each adjustment of the Exercise Price pursuant to the provisions of this Paragraph 4, the number of shares of Common Stock issuable upon exercise of this Warrant shall be adjusted by multiplying a number equal to the Exercise Price in effect immediately prior to such adjustment by the number of shares of Common Stock issuable upon exercise of this Warrant immediately prior to such adjustment, and dividing the product so obtained by the adjusted Exercise Price.

         C. RECLASSIFICATION, CONSOLIDATION, MERGER OR SALE. At any time while this Warrant remains outstanding and unexpired, in case of any reclassification or change of outstanding securities issuable upon exercise of this Warrant (other than a change in par value, or from par value to no par value, or from no par value to par value) or in case of any consolidation or merger of the Company with or into another corporation (other than a merger with another corporation in which the Company is a continuing corporation and which does not result in any reclassification or change, other than a change in par value, or from par value to no par value, or from no par value to par value), or in the case of any sale or transfer to another corporation of all or substantially all of the assets of the Company, lawful provision shall be made so that the Holder of this Warrant shall thereafter be entitled to receive upon exercise of this Warrant, in lieu of the shares of Common Stock of the Company theretofore issuable upon exercise of this Warrant, the kind and amount of shares of stock, other securities, money or assets as may be issued or payable with respect to or in exchange for the number of shares of Common Stock immediately theretofore acquirable upon exercise of this Warrant had this Warrant been exercised immediately prior to such reclassification, change, consolidation, merger, sale or transfer. The provisions of this Paragraph 4(C) shall apply to successive reclassification, changes, consolidations, mergers, sales and transfers.

         D. LIQUIDATING DISTRIBUTIONS. If the Company at any time while this Warrant remains outstanding and unexpired makes a distribution of its assets to the Holders of its Common Stock as a dividend in liquidation or by way of return of capital or other than as a dividend payable out of earnings or surplus legally available for dividends under applicable law or any distribution to such Holders made in respect of the sale of all or substantially all of the Company's assets (other than under the circumstances otherwise provided for in this Paragraph 4), the Holder of this Warrant shall be entitled to receive upon the exercise hereof, in addition to the shares of Common Stock receivable upon such exercise, an amount in cash equal to the value of such distribution per share of Common Stock multiplied by the number of shares of Common Stock which, on the record date for such distribution, are issuable upon exercise of this Warrant (with no further adjustment being made following any event which causes a subsequent adjustment in the number of shares of Common Stock issuable upon the exercise hereof), and an appropriate provision therefor should be made a part of any such distribution. The value of a distribution which is paid in other than cash shall be determined in good faith by the Board of Directors of the Company.

         E. MINIMUM ADJUSTMENT OF EXERCISE PRICE. No adjustment of the Exercise Price shall be made in an amount of less than 1% of the Exercise Price in effect at the time such adjustment is otherwise required to be made, but any such lesser adjustment shall be carried forward and shall be made at the time and together with the next subsequent adjustment which, together with any adjustments so carried forward, shall amount to not less than 1% of such Exercise Price. In the event that any adjustment of the Exercise Price as required herein results in a fraction of a cent, such Exercise Price shall be rounded up to the nearest cent.

         F. NO FRACTIONAL SHARES. No fractional shares of Common Stock are to be issued upon the exercise of this Warrant, but the Company shall pay a cash adjustment in respect of any fractional share which would otherwise be issuable in an amount equal to the same fraction of the Market Price of a share of Common Stock on the date of such exercise.

         G. NOTICE OF ADJUSTMENTS. Whenever the number of shares of Common Stock issuable upon exercise of this Warrant shall be adjusted pursuant to Paragraph 4 hereof, the Company shall cause to be promptly mailed to the Holder by first class mail, postage prepaid, notice of such adjustment and a certificate of an executive officer of the Company setting forth in reasonable detail the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated (including a description of the basis on which the Company's Board of Directors made any determination hereunder), and the number of shares of Common Stock obtainable upon exercise of this Warrant after giving effect to such adjustment. Such notice shall be mailed (by first class and postage prepaid) to the Holder.

         H. CERTAIN EVENTS. If any event occurs of the type contemplated by the adjustment provisions of this Paragraph 4 but not expressly provided for by such provisions, the Company will give notice of such event as provided in Paragraph 4(G) hereof, and the Company's Board of Directors will make an appropriate adjustment in the Exercise Price and the number of shares of Common Stock acquirable upon exercise of this Warrant so that the rights of the Holder shall be neither enhanced nor diminished by such event.

         I.    CERTAIN DEFINITIONS.

               (a) "Market Price," as of any date, (i) means the average of the last reported sale prices for the shares of Common Stock on The New York Stock Exchange ("NYSE") for the five (5) trading days immediately preceding such date, or (ii) if the NYSE is not the principal trading market for the shares of Common Stock, the average of the last reported sale prices on the principal trading market for the Common Stock during the same period as reported by Bloomberg Financial Markets or an equivalent reliable reporting service mutually acceptable to and hereafter designated by the Holder of this Warrant and the Company, or (iii) if market value cannot be calculated as of such date on any of the foregoing bases, the Market Price shall be the fair market value as reasonably determined in good faith by (a) the Board of Directors of the Company or, at the option of the Company, by (b) an independent investment bank of nationally recognized standing in the valuation of businesses similar to the business of the Company. The manner of determining the Market Price of the Common Stock set forth in the foregoing definition shall apply with respect to any other security in respect of which a determination as to market value must be made hereunder.

               (b) "Common Stock," for purposes of this Paragraph 4, includes the Common Stock, par value $.10 per share, and any additional class of stock of the Company having no preference as to dividends or distributions on liquidation, provided that the shares purchasable pursuant to this Warrant shall include only shares of Common Stock, par value $.10 per share, in respect of which this Warrant is exercisable, or shares resulting from any subdivision or combination of such Common Stock, or in the case of any reorganization, reclassification, consolidation, merger, or sale of the character referred to in Paragraph 4(C) hereof, the stock or other securities or property provided for in such Paragraph.

         5. NO RIGHTS AS A SHAREHOLDER. The Holder shall not, by virtue hereof, be entitled to any rights of a stockholder in the Company, either at law or equity, and the rights of the Holder are limited to those expressed in this Warrant and are not enforceable against the Company except to the extent set forth herein.

         6.    TRANSFER, EXCHANGE, AND REPLACEMENT OF WARRANT.

               A. RESTRICTION ON TRANSFER. This Warrant and the rights granted to the Holder hereof are transferable only to a subsidiary or corporate affiliate of Holder, in whole or in part, upon surrender of this Warrant, together with a properly executed assignment in the form attached hereto, at the office or agency of the Company referred to in Paragraph 8 below, provided, however, that any transfer or assignment shall be subject to the conditions set forth in Paragraph 6(f) hereof. Until due presentment for registration of transfer on the books of the Company, the Company may treat the registered Holder hereof as the owner and Holder hereof for all purposes, and the Company shall not be affected by any notice to the contrary.

               B. WARRANT EXCHANGEABLE FOR DIFFERENT DENOMINATIONS. This Warrant is exchangeable, upon the surrender hereof by the Holder hereof at the office or agency of the Company referred to in Paragraph 8 below, for new Warrants of like tenor representing in the aggregate the right to purchase the number of shares of Common Stock which may be purchased hereunder, each of such new Warrants to represent the right to purchase such number of shares as shall be designated by the Holder hereof at the time of such surrender.

               C. REPLACEMENT OF WARRANT. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction, or mutilation of this Warrant and, in the case of any such loss, theft, or destruction, upon delivery of an indemnity agreement reasonably satisfactory in form and amount to the Company, or, in the case of any such mutilation, upon surrender and cancellation of this Warrant, the Company, at its expense, will execute and deliver, in lieu thereof, a new Warrant of like tenor.

               D. CANCELLATION; PAYMENT OF EXPENSES. Upon the surrender of this Warrant in connection with any transfer, exchange or replacement as provided in this Paragraph 6, this Warrant shall be promptly canceled by the Company. The Company shall pay all taxes (other than securities transfer taxes) and all other expenses (other than legal expenses, if any, incurred by the Holder or transferees) and charges payable in connection with the preparation, execution, and delivery of Warrants pursuant to this Paragraph 6.

               E. REGISTER. The Company shall maintain, at its principal executive offices (or such other office or agency of the Company as it may designate by notice to the Holder hereof), a register for this Warrant, in which the Company shall record the name and address of the person in whose name this Warrant has been issued, as well as the name and address of each transferee and each prior owner of this Warrant.

               F. EXERCISE OR TRANSFER WITHOUT REGISTRATION. If, at the time of the surrender of this Warrant in connection with any exercise, transfer, or exchange of this Warrant, this Warrant (or, in the case of any exercise, the Warrant Shares issuable hereunder), shall not be registered under the Securities Act of 1933, as amended (the "Securities Act") and under applicable state securities or blue sky laws, the Company may require, as a condition of allowing such exercise, transfer, or exchange, that the Holder or transferee of this Warrant, as the case may be, furnish to the Company a written opinion of counsel, which opinion and counsel are acceptable to the Company, to the effect that such exercise, transfer, or exchange may be made without registration under said Act and under applicable state securities or blue sky laws.

               G. LEGEND. Each certificate for shares obtained upon exercise of this Warrant which have not been registered under the Securities Act, shall bear the following legend:

                  "The shares represented by this certificate have not been registered under the Securities Act of 1933, as amended (the "1933 Act"). Such securities have been acquired for investment and may not be sold or transferred in the absence of an effective registration statement for such securities under the 1933 Act, unless, in the opinion of counsel satisfactory to the Company, such registration is not required."

                  In addition, the certificate shall bear such additional legend with respect to state securities or blue sky laws as reasonably determined by counsel to the Company.

         7.    REGISTRATION RIGHTS.

               A. REGISTRATION. The Company shall within 90 calendar days of the Issue Date, file a registration statement under the Securities Act covering the Warrant Shares, and use its best efforts to cause, as soon as practicable thereafter, such registration statement to become effective under the Securities Act, and to at all times remain effective throughout the period ending on the earlier of (i) the first date on which the Holder disposes of all of the Warrant Shares (except for a transfer to an affiliate of Holder),
                   (ii) the expiration of the Exercise Period if no Warrant Shares shall then be outstanding or (iii) 180 days following the expiration of the Exercise Period.

               The Company shall also use its reasonable efforts to effect promptly all such other registration, qualification and compliance (including, without limitation, the execution of an undertaking to file post-effective amendments, appropriate qualification under the applicable Blue Sky, or other state securities laws, and appropriate compliance with exemptive regulations issued under the Securities Act as may be so requested by a Holder of Registrable Securities covered by a registration statement filed pursuant to this Paragraph 7(A) and as would permit or facilitate the sale and distribution of all or any portion of such Registrable Securities.

               As used herein, the term "Registrable Securities" means all Warrant Shares or any portion thereof. Registrable Securities will cease to be such when (i) a registration statement covering such Registrable Securities has become or been declared or ordered effective and they have been disposed of pursuant to such effective Registration Statement, (ii) they are sold, transferred or distributed pursuant to and in compliance with Rule 144 (or any similar provision then in force, but not including Rule 144A) under the Securities Act, (iii) they have been otherwise transferred and the Company has delivered new certificates or other evidences of ownership for them not subject to any stop transfer order or other restriction on transfer and not bearing a legend restricting transfer in the absence of an effective registration or an exemption from the registration requirements of the Securities Act or (iv) a registration statement meeting the requirements of Section 7(A) hereof is subsequently terminated.

         B. RIGHT TO REVIEW THE REGISTRATION STATEMENT. In connection with the preparation and prior to the filing of each registration statement under the Securities Act pursuant to Paragraph 7(A), the Company will give the Holders of Registrable Securities registered under such registration statement the right to review and comment upon such registration statement and to request the insertion therein of material furnished to the Company in writing which in the reasonable judgment of such Holder of Registrable Securities should be included; provided, however, that such information shall not be required to be included if in the reasonable opinion of counsel of the Company, the inclusion of such material furnished by such Holder would be misleading or otherwise in violation of the Securities Act or the rules and regulations promulgated thereunder. Furthermore, a Requesting Holder has the right to require the deletion of any reference to such Holder by name or otherwise if such reference is not required by the Securities Act or the rules and regulations promulgated thereunder.

         C. REGISTRATION PROCEDURES. In the case of each registration, qualification or compliance effected by the Company pursuant to this Paragraph 7, the Company shall:

               (a) notify each Holder of Registrable Securities as to the filing of the Registration Statement and of all amendments or supplements thereto filed prior to the effective date of said Registration Statement;

               (b) notify each Holder of Registrable Securities, promptly after it shall receive notice thereof, of the time when said Registration Statement becomes effective or when any amendment or supplement to any prospectus forming a part of said Registration Statement has been filed;

               (c) notify each Holder of Registrable Securities promptly of any request by the Commission for the amending or supplementing of such Registration Statement or prospectus or for additional information;

               (d) prepare and promptly file with the Commission and promptly notify each Holder of Registrable Securities of the filing of any amendments or supplements to such Registration Statement or prospectus as may be necessary to correct any statements or omissions if, at any time when a prospectus relating to the Registrable Securities is required to be delivered under the Securities Act, any event with respect to the Company shall have occurred as a result of which any such prospectus or any other prospectus as then in effect would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made, in the light of the circumstances under which they were made, not misleading; and, in addition, prepare and file with the Commission, promptly upon the written request of any Holder of Registrable Securities, any amendments or supplements to such Registration Statement or prospectus which may be reasonably necessary or advisable in connection with the distribution of the Registrable Securities;

               (e) advise each Holder of Registrable Securities promptly after the Company shall receive notice or obtain knowledge of the issuance of any stop order by the Commission suspending the effectiveness of any such Registration Statement or amendment thereto or of the initiation or threatening of any proceeding for that purpose, and promptly use its best efforts to prevent the issuance of any stop order or obtain its withdrawal promptly if such stop order should be issued;

               (f) use its reasonable efforts to qualify as soon as reasonably practicable the Registrable Securities included in the Registration Statement for sale under the securities or blue-sky laws of such states and jurisdictions within the United States as shall be reasonably requested by any Holder of Registrable Securities; provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business, to become subject to taxation or to file a consent to service of process generally in any of the aforesaid states or jurisdictions; and

               (g) furnish each Holder of Registrable Securities, as soon as available, copies of any Registration Statement and each preliminary or final prospectus, or supplement or amendment required to be prepared pursuant hereto, all in such quantities as any Holder of Registrable Securities may from time to time reasonably request.

                  Each Holder of Registrable Securities agrees by acquisition of such Registrable Securities that, upon receipt of any notice from the Company of the occurrence of any event of the kind described in subparagraph
(d) above, such Holder will forthwith discontinue such Holder's disposition of Registrable Securities pursuant to the registration statement relating to such Registrable Securities until such Holder's receipt of the copies of the supplemented or amended prospectus contemplated by subparagraph (d) above and, if so directed by the Company, will deliver to the Company (at the Company's expense) all copies, other than permanent file copies, then in such Holder's possession of the prospectus relating to such Registrable Securities current at the time of receipt of such notice. In the event the Company shall give any such notice, the period mentioned in the first paragraph of this Paragraph 7(A) shall be extended by the length of the period from and including the date when each seller of any Registrable Securities covered by such registration statement shall have received such notice to the date on which each such seller has received the copies of the supplemented or amended prospectus contemplated by subparagraph (d) above.

         D. INDEMNITY. (a) In connection with a Registration Statement filed with the Commission pursuant to this Paragraph 7, the Company will indemnify and hold harmless any seller of Registrable Securities and each person, if any, who controls any Holder of Registrable Securities within the meaning of the Securities Act and any underwriter who participates in the distribution of Registrable Securities and each person, if any, who controls any such Holder against any loss, claim, damage or liability, joint or several, to which such Holder or such controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage or liability (or action in respect thereof) arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement (including any preliminary prospectus and the prospectus as a part thereof (the "Prospectus") or any amendment or supplement thereof, or (ii) the omission or alleged omission to state in any Registration Statement (including any preliminary prospectus and the Prospectus as a part thereof) or any amendment or supplement thereof a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and will reimburse each Holder of Registrable Securities and each such controlling person for any legal or other expenses reasonably incurred by such Holder of Registrable Securities or such controlling person in connection with investigating or defending against or appearing as a third party witness in connection with any such loss, claim, damage, liability or action; PROVIDED that the Company will not be liable to any Holder of Registrable Securities in any such case to the extent, but only to the extent, that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Company by such Holder of Registrable Securities specifically stating that it is for use in the preparation of any Registration Statement or any such amendment or supplement thereof or any such preliminary prospectus or the Prospectus or any such amendment thereof or supplement thereto. This indemnity agreement is in addition to any liability which the Company may otherwise have.

               (b) Each Holder of Registrable Securities included in the
                   securities covered by the Registration Statement severally, but not jointly, will indemnify and hold harmless the Company, each of the Company's directors, each of the Company's officers, and each person, if any, who controls the Company within the meaning of the Securities Act, as well as any underwriter who participates in the distribution of securities covered by such Registration Statement against any loss, claim, damage or liability to which the Company, or any such director or officer or controlling person or any underwriter may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage or liability (or action in respect thereof) arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement (including any preliminary prospectus and the Prospectus as a part thereof) or any amendment or supplement thereof, or
                   (ii) the omission or alleged omission to state in the Registration Statement (including any preliminary prospectus and the Prospectus as a part thereof) or any amendment or supplement thereto a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, but only to the extent that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by or on behalf of such Holder of Registrable Securities specifically stating that it is for use in the preparation of the Registration Statement or any such amendment or supplement thereof or any such preliminary prospectus or the Prospectus or any such amendment thereof or supplement thereto; and will reimburse any legal or other expenses reasonably incurred by the Company or any such director or officer or controlling person in connection with investigating or defending against any such loss, claim, damage, liability or action. No Holder of Registrable Securities shall be required by this subparagraph (b) to pay an amount in excess of the amount of proceeds received by such Holder upon the sale of Registrable Securities included in such Registration Statement. This indemnity agreement is in addition to any liability which such Holder of Registrable Securities may otherwise have.

               (c) Promptly after receipt by an indemnified party under this
                   Paragraph 7(D) of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Paragraph 7(D), notify in writing the indemnifying party of the commencement thereof within a reasonable time thereafter, PROVIDED that the failure so to notify the indemnifying party shall not relieve the indemnifying party from any liability which it may have under this Paragraph 7(D), except to the extent it has been prejudiced by such failure, or from any liability which it may have to an indemnified party otherwise than under this Paragraph 7(D). In case any such action, suit or proceeding is brought against any indemnified party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel who shall be reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Paragraph 7(D) for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation.

         E. EXPENSES. The Company shall bear all registration expenses in connection with a registration of Registrable Securities pursuant to this Paragraph 7.

8. NOTICES. All notices, requests, and other communications required or permitted to be given or delivered hereunder to the Holder of this Warrant shall be in writing, and shall be personally delivered, or shall be sent by certified or registered mail or by recognized overnight mail courier, postage prepaid and addressed, to such Holder at the address shown for such Holder on the books of the Company, or at such other address as shall have been furnished to the Company by notice from such Holder. All notices, requests, and other communications required or permitted to be given or delivered hereunder to the Company shall be in writing, and shall be personally delivered, or shall be sent by certified or registered mail or by recognized overnight mail courier, postage prepaid and addressed, to the office of the Company at 4530 Blue Lake Road, Boca Raton, Florida 33431, Attention: Chief Executive Officer, or at such other address as shall have been furnished to the Holder of this Warrant by notice from the Company. Any such notice, request, or other communication may be sent by facsimile, but shall in such case be subsequently confirmed by a writing personally delivered or sent by certified or registered mail or by recognized overnight mail courier as provided above. All notices, requests, and other communications shall be deemed to have been given either at the time of the receipt thereof by the person entitled to receive such notice at the address of such person for purposes of this Paragraph 8, or, if mailed by registered or certified mail or with a recognized overnight mail courier upon deposit with the United States Post Office or such overnight mail courier, if postage is prepaid and the mailing is properly addressed, as the case may be.

9. GOVERNING LAW. This Warrant and all rights and obligations hereunder shall be deemed to be made under and governed by the laws of the State of Florida without giving effect to conflicts of laws principles. The Holder hereby irrevocably consents to the venue and jurisdiction of the State and Federal Courts located in the State of Florida, County of Palm Beach.

10. NOTICE OF CERTAIN EVENTS. Until the date on which the Warrant shall have been exercised, in the event that Company at any time (i) receives an offer regarding the purchase by a third party of all or substantially all of the knowx.com business (the "Knowx Business"), or
         (ii) considers the sale to a third party or to the public of all or substantially all of the Knowx Business, whether by merger, purchase of assets, tender offer, purchase of shares, material licensing transaction or otherwise (a "Transaction"), then prior to the earliest of acceptance by the Company or its shareholders of any such Transaction or any action by Company's Board of Directors approving or recommending such Transaction, the Company will promptly inform the Holder of the existence of the Transaction, the material terms of the Transaction including price, form of consideration and terms and conditions to the Transaction. The Holder acknowledges that any such disclosures shall be subject to such obligations of confidentiality as the Company may reasonably impose in connection therewith, and that such disclosure may further subject Holder to obligations arising under applicable securities law with respect to the disclosure of non-public information.

11. LOCK-UP AGREEMENT. Upon execution of this Agreement, Holder shall execute a lock-up agreement substantially in the form of Exhibit A hereto.

12. REMEDIES. The Company stipulates that the remedies at law of the Holder of this Warrant in the event of any default by the Company in the performance of or compliance with any of the terms of this Warrant are not and will not be adequate, and that the same may be specifically enforced.

13.      MISCELLANEOUS.

         A. AMENDMENTS. This Warrant and any provision hereof may only be amended by an instrument in writing signed by the Company and the Holder hereof.

         B. DESCRIPTIVE HEADINGS. The descriptive headings of the several paragraphs of this Warrant are inserted for purposes of reference only, and shall not affect the meaning or construction of any of the provisions hereof.

         C. SEVERABILITY. If any provision of this Warrant is held to be unenforceable under applicable law, such provision shall be excluded from this Warrant and the balance hereof shall be interpreted as if such provision were so excluded.

14. SURVIVAL. All covenants and agreements of the Company that relate to the Warrant Shares or the Registrable Securities and all rights and duties of the Holders from time to time of the Warrant Shares or the Registrable Securities in this Warrant shall be deemed to survive any surrender hereof to the Company upon exercise hereof as contemplated by Paragraph 1.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, the Company has caused this Warrant to be signed by its duly authorized officer.

                                     DBT ONLINE, INC.



                                     By: /s/ Thomas J. Hoolihan
                                         ---------------------------------------
                                     Name:  Thomas J. Hoolihan
                                     Title: Vice President



                                     Dated as of September 23, 1999

                           FORM OF EXERCISE AGREEMENT


                                                      Dated:  ________ __, 199_


To: DBT Online, Inc.


The undersigned, pursuant to the provisions set forth in the within Warrant, hereby agrees to purchase ________ shares of Common Stock covered by such Warrant, and makes payment herewith in full therefor at the price per share provided by such Warrant in cash or by certified or official bank check in the amount of $_________. Please issue a certificate or certificates for such shares of Common Stock in the name of and pay any cash for any fractional share to:


                                                     Name:

                                                     Signature:

                                                     Address:




Note: The above signature should correspond exactly with the name on the face of the within Warrant and, if said number of shares of Common Stock shall not be all the shares purchasable under the within Warrant, a new Warrant is to be issued in the name of said undersigned covering the balance of the shares purchasable thereunder less any fraction of a share paid in cash.

                               FORM OF ASSIGNMENT


         FOR VALUE RECEIVED, the undersigned hereby sells, assigns, and transfers all the rights of the undersigned under the within Warrant, with respect to the number of shares of Common Stock covered thereby set forth hereinbelow, to:

Name of Assignee                       Address                    No. of Shares
----------------                       -------                    -------------







and hereby irrevocably constitutes and appoints ______________
________________________ as agent and attorney-in-fact to transfer said Warrant on the books of the within-named corporation, with full power of substitution in the premises.


Dated:  ________ __, 199_

In the presence of:


-------------------------

                                        Name:    _____________________________

                                        Signature:

                                        Title:
                                        Address:




Note: The above signature should correspond exactly with the name on the face of the within Warrant.

                                                                      EXHIBIT A


                                                             September 23, 1999


DBT Online, Inc.
4530 Blue Lake Drive
Boca Raton, FL  33431

Credit Suisse First Boston Corporation
  as Representative of the several Underwriters
11 Madison Avenue
New York, NY  10010

Dear Sirs:

         As an inducement to the Underwriters to execute the Underwriting Agreement, pursuant to which an offering will be made of the common stock, par value $0.10 per share (the "Securities") of DBT Online, Inc. (the "Company"), the undersigned hereby agrees that, for a period of 100 days after the public offering (the "Commencement Date") of the Securities pursuant to the Underwriting Agreement, the undersigned will not offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any shares of Securities or securities convertible into or exchangeable or exercisable for any shares of Securities, or publicly disclose the intention to make any such offer, sale, pledge or disposal, without the prior written consent of Credit Suisse First Boston Corporation.

         In furtherance of the foregoing, the Company and its transfer agent and registrar are hereby authorized to decline to make any transfer of shares of Securities if such transfer would constitute a violation or breach of this Agreement.

         This Agreement shall be binding on the undersigned and the respective successors and assigns of the undersigned. This Agreement shall lapse and become null and void if the Commencement Date shall not have occurred on or before November 1, 1999.

                                                     Very truly yours,



                                                     ------------------------
                                                     West Publishing Company